SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2004

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15149 (Commission File Number)	42-0991521 (IRS Employer Identification No.)

2140 Lake Park Blvd. Richardson, Texas (Address of principal executive offices)	75080 (Zip Code)

Registrant’s telephone number, including area code: (972) 497-5000

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURE
Press Release

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit referenced below and the information set forth therein are deemed to be furnished pursuant to Item 12 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press release dated July 8, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On July 8, 2004, Lennox International Inc. (the “Company”) issued a press release announcing the findings of the independent review by the Audit Committee of the Company’s Board of Directors concerning the previously announced inquiry into accounting practices at the Company’s Service Experts business segment. The Audit Committee’s review identified (i) certain accounting issues at the service center and corporate levels in Canada, (ii) historic deficiencies in internal controls within the Service Experts’ Canadian operations and (iii) certain accounting adjustments. As a result of the review, the Company announced that it is taking additional remedial action.

     The Company plans to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 with the Securities and Exchange Commission as soon as practicable after completion of its review of the appropriate treatment of the accounting adjustments with its external auditors. For additional information, see the July 8, 2004 press release furnished as Exhibit 99.1 to this report.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, information attached as Exhibit 99.1 is deemed to be furnished pursuant to Item 12 and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: July 8, 2004	By:	/s/ Richard A. Smith
		Name:	Richard A. Smith
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press release dated July 8, 2004.